Exhibit 99.1

	Contact:	Ralph Finkenbrink	FOR IMMEDIATE RELEASE NASDAQ: NICK
Nicholas Financial, Inc.		Sr. Vice President, CFO	Web site: www.nicholasfinancial.com
Corporate Headquarters		Ph # - 727-726-0763

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports

1st Quarter Results

August 6, 2013 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended June 30, 2013 net earnings increased 5% to $5,700,000 as compared to $5,407,000 for the three months ended June 30, 2012. Per share diluted net earnings increased 5% to $0.46 as compared to $0.44 for the three months ended June 30, 2012. Revenue was $20,476,000 for the three months ended June 30, 2013 as compared to $20,428,000 for the three months ended June 30, 2012.

“Our results for the three months ended June 30, 2013 were positively affected by a non-cash gain related to interest rate swap agreements (mark-to-market) and were adversely effected by an increase in operating expenses,” stated Peter L. Vosotas, Chairman and CEO. During the June quarter we opened our fourth branch office in the South Florida market. “We will continue to develop additional markets and expect to open new branch locations during the remainder of our current fiscal year, which ends March 31, 2014.”

The Company will hold its Annual Shareholders Meeting on December 16th at 12:00p.m. The meeting will be held at the Company’s headquarters in Clearwater, Florida.

Nicholas Financial, Inc. is a publicly traded specialty consumer finance company. The company presently operates branch locations in both the Southeastern and the Midwestern states. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2013. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended June 30,
	2013	2012
Revenue:
Interest and fee income on finance receivables	$20,470	$20,418
Sales	6	10

	20,476	20,428
Expenses:
Operating	7,997	7,135
Provision for credit losses	2,642	3,103
Interest expense	1,405	1,192
Change in fair value of interest rate swaps	(833)	209

	11,211	11,639
Operating income before income taxes	9,265	8,789
Income tax expense	3,565	3,382

Net income	5,700	$5,407

Earnings per share:
Basic	$0.47	$0.45

Diluted	$0.46	$0.44

Weighted average shares	12,065,000	11,940,000

Weighted average shares and assumed dilution	12,287,000	12,179,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	June 30,	March 31,
	2013	2013
Cash	$3,659	$2,798
Finance receivables, net	255,258	249,826
Other assets	11,175	11,211

Total assets	$270,092	$263,835

Line of credit	$126,022	$125,500
Other liabilities	12,593	11,370

Total liabilities	138,615	136,870

Shareholders’ equity	131,477	126,965

Total liabilities and shareholders’ equity	$270,092	$263,835

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	Three months ended June 30,
	2013	2012
Portfolio Summary
Average finance receivables, net of unearned interest (1) Average Net Finance Receivables (1)	$285,637,997	$279,750,283

Average indebtedness (2)	$125,880,390	$110,750,000

Interest and fee income on finance receivables (3)*	$20,469,372	$20,417,957
Interest expense	1,404,906	1,192,140

Net interest and fee income on finance receivables*	$19,064,466	$19,225,817

Weighted average contractual rate (4)	22.99%	23.81%

Average cost of borrowed funds (2)	4.46%	4.31%

Gross portfolio yield (5)*	28.66%	29.19%
Interest expense as a percentage of average finance receivables, net of unearned interest	1.97%	1.70%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest*	3.70%	4.44%

Net portfolio yield (5)*	22.99%	23.05%
Marketing, salaries, employee benefits, depreciation and administrative expenses as a percentage of average finance receivables, net of unearned interest (6)	11.12%	10.10%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)*	11.87%	12.95%

Write-off to liquidation (8)	5.90%	4.93%
Net charge-off percentage (9)	5.15%	4.07%

Note: All three month key performance indicators expressed as percentages have been annualized

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Interest and fee income on finance receivables does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all automobile finance installment contracts purchased and direct consumer loans originated during the period.
(5)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents interest and fee income on finance receivables minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Administrative expenses included in the calculation above are net of administrative expenses associated with NDS which approximated $55,000 and $67,000 for the three-month periods ended June 30, 2013 and 2012, respectively.
(7)	Pre-tax yield represents net portfolio yield minus administrative expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.
*	These amounts for June 30, 2012 have been revised as discussed in Note 2 to the consolidated financial statements.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its Direct Loan program:

		Delinquencies
Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
June 30, 2013	$393,780,400	$12,803,342	$3,540,383	$2,080,951	$18,424,676
		3.25%	0.90%	0.53%	4.68%

June 30, 2012	$385,611,683	$12,745,275	$3,216,955	$804,930	$16,767,160
		3.31%	0.83%	0.21%	4.35%
Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	Over 90	Total
June 30, 2013	$9,666,870	$83,885	$27,046	$16,454	$127,385
		0.87%	0.28%	0.17%	1.32%

June 30, 2012	$7,095,917	$78,044	$19,390	$4,226	$101,660
		1.10%	0.27%	0.06%	1.43%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended June 30,
Contracts	2013	2012
Purchases	$41,882,714	$37,231,933
Weighted APR	22.81%	23.67%
Average discount	8.35%	9.04%
Weighted average term (months)	51	49
Average loan	$10,576	$9,918
Number of contracts	3,960	3,754

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